Exhibit 10.4.2

Second Addendum of Lease Agreement dated March 27, 2014

Made and executed in Tel Aviv on the 23rd day of July, 2017

Between:	Ogen Yielding Real Estate Ltd., Company No. 520033093
Of 3 Har Sinai St., Tel Aviv
(Hereinafter: “the Lessor”)

The first party;

And between:	PolyPid Ltd., Company No. 514105923
By its authorized signatories
Of 18 HaSivim St., Petah Tikva
(Hereinafter: “the Lessee”)

The second party;

Whereas:

On March 27, 2014 the Lessee and the Lessor signed a lease agreement [hereinafter: “the Original Agreement”] according to which the Lessee leases the Leased Premises within their meaning in the Original Agreement;

And whereas:

The Lessor and the Lessee signed the first Addendum of the Original Agreement on July 1, 2014 [hereinafter: “First Addendum”] according to which the Lessee leases from the Lessor an additional area of approximately 377sqm gross, located on the ground floor in the Tamar Building [the Leased Premises, within their meaning in the Original Agreement and the additional area that was leased to the Lessee in accordance with the First Addendum shall be referred hereinafter collectively: “the Leased Premises” as stated in the First Addendum [the Original Agreement and the First Addendum shall be referred hereinafter: “the Lease Agreement”];

And whereas:

The Lessee requested from the Lessor to lease, in addition to the Leased Premises within their meaning above, the “Additional Area” within its meaning hereunder and the Lessor agreed to the request of the Lessee as aforesaid and to set out additional conditions in connection with the Leased Premises, in accordance with the subject to the provisions set forth in this Addendum hereunder;

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

1.                            Preamble

1.1.                                     The preamble hereto shall be deemed an integral part of this Addendum.

1.2.                                     All definitions used in this Addendum shall have the meaning assigned to them in the Lease Agreement except for the definitions assigned in this Addendum that are different from and in compliance with the agreements specified in this Addendum.

1.3.                                     The provisions set forth in the Lease Agreement shall continue to apply to the parties, mutatis mutandis, except for the provisions set forth in this Addendum in respect of which the parties agreed as stated in the Addendum and that shall take precedence over the provisions set forth in the Lease Agreement regarding their subject matter and in particular with respect to understandings regarding commercial and/or engineering and/or planning issues that are relevant to this Addendum.

1.4.                                     The provisions set forth in this Addendum shall be construed as adding to the said in the Lease Agreement and shall not derogate therefrom. Notwithstanding the said, in the event of discrepancy between the provisions set forth in the Lease Agreement and the provisions set forth in this Addendum, the provisions set forth in this Addendum shall take precedence.

List of Appendixes in this Addendum:

Appendix A — Blueprint of the Additional area

Appendix B — Blueprint of the roof

Appendix C — Blueprint of the generator in the yard

Appendix D — Adjustment Works Appendix

Appendix E — Principal plans

Appendix F — Facility manual

Appendix G — Insurance Appendixes

Appendix H — Contractor undertaking Appendix

Appendix I — Guarantee

Appendix J — Blueprint of the cable layout

Appendix K — Feed cable specification

Appendix L — Authorization to debit bank account (“Masav”)

2.                            The Additional Area

2.1.                                     In accordance with the provisions set forth in this Addendum, an additional area of approximately 751sqm net shall be added to the area of the Leased Premises (including a storage room in an area of approximately 9sqm marked in green, and that includes office toilets marked in the blueprint in purple, and the office are marked in red) with an addition of 15% for the Public Areas within their meaning in the Lease Agreement, i.e., an area of approximately 684sqm gross, located on the first floor in the Alon Building in the complex, whose boundaries are marked in the blueprint hereby enclosed as Appendix A of this Addendum (hereinafter: “the Additional Area”).

2.2.                                     It is clarified that the Additional Area comprises of two areas — the office area of the Lessee, including the toilet and the storage room as aforesaid (in an area of approximately 100sqm gross, marked in the colors as stated above) (hereinafter: “Office Area”). And the area of clean rooms (in the area of the remaining Additional Area, and that is marked in light blue in the blueprint hereby enclosed as Appendix A of this Addendum (hereinafter: “Clean Rooms Area”).

It is clarified that the payment specified hereunder for the Lessee’s Works as stated in Section 2 in Appendix D of this Addendum refers solely to the Office Area. Except for the budget allocated for the Adjustment Works as stated in Appendix D of this Addendum, the other provisions set forth in this Addendum shall apply to the entire Additional Area.

2.3.                                     It is clarified that anywhere in this Addendum that refers to the areas of the Additional Area (including parts thereof, and including the division in the interior area of the Lease Agreement), these shall be measured in 3 months by a licensed surveyor and shall be updated by the parties upon consent — including a retroactive update, to the extent required, of the different sums that are charged in accordance with this Agreement, according to the actual scope of the areas.

2.4.                                     The Purpose of Lease of the Additional Area shall be the construction and operation of a production facility, a clean room and offices and storage (in the storage room area).

Adjustment Works by the Lessee

2.4.1.                           The Additional Area, as marked in the blueprint hereby enclosed as Appendix A, shall be delivered to the Lessee on July 23, 2017 in its condition “as-is” at the time of signing this Addendum, and the Lessee shall raise no claims and/or demands and/or suits towards the Lessor and/or anyone acting on its behalf in connection therewith, unless the Lessor knew of a latent defect or failure and did not disclose the said information to the Lessee, or a latent defect or failure that was detected in the course of performance of the works, including in anything related to the performance of the Lessee’s works in the Additional Area, within their meaning hereunder, and in their condition as stated above.

It is further agreed that the Adjustment Works shall be performed solely by the Lessee in the Additional Area [hereinafter: “Lessee’s Works”] at the sole expense and under the sole responsibility of the Lessee, and the Lessee shall incur the following costs, including however without limitation, all costs related to and/or deriving the performance of the Lessee’s Works as stated hereunder and except for the budget specified in Appendix D of this Addendum, subject to the approval of the principal plans of the Additional Area with respect to the Additional Area by the Lessor (and/or anyone acting on its behalf). The Adjustment Works in the Additional Area shall be performed in accordance with the plans enclosed as Appendix E that the Lessee delivered to the Lessor in principle and that the Lessor accepted in principle [hereinafter: “Lessee’s Works Plans”] and subject to the comments and future approval of the Lessor that shall be provided in accordance with the provisions set forth in this Addendum and shall not affect the agreement in principle however shall refer later on to the specific construction plan only, to the extent that the Lessor deems fit.

For the avoidance of doubt, the specific performance of the works in the Additional Area shall be permitted to the Lessee solely on the condition that the work plans in principle of the Lessee are approved by the Lessor unless they deviate materially from the agreement in principle or deviate from the provisions set forth in the law.

For the avoidance of doubt, the approval of the Lessor to perform the Lessee’s Works shall not impose on the Lessor any liability for the planning of the works unless the Lessor provided incorrect declarations or data (in writing only) regarding the Additional Area and its features, and on which the Lessee relied. It is hereby clarified that the Lessee shall be entitled to perform modifications in the Works not in accordance with the main sections (that were approved previously and in advance by the Lessor) however in any event the Lessee may not perform the following works without obtaining the prior and written approval of the Lessor: (1) connection and/or disconnection from the systems in the Building; (2) works that can affect the façades of the Building; (3) performing any constructive change in the Building; (4) works that may cause excess load on the floor of the Building and/or a change in the plans of the Leased Premises, from a safety aspect and without obtaining the prior and written approval of the Lessor in connection therewith.

2.4.2.                           The Lessee is obligated to furnish to the Lessor all the securities and the Lessee’s certificates of insurance as stated in this Addendum prior to delivery of possession in the Additional Area and prior to commencement of performance of the Adjustment Works in the Additional Area, as stated in this Addendum.

2.4.3.                           It is clarified that the actual commencement of the Lessee’s Works in the Leased Premises shall be coordinated with the Lessor and the Management Company, and the Lessee shall be responsible for obtaining their approval prior to the commencement of the Lessee’s Works as aforesaid.

In addition, it is clarified that the Lessee shall incur all expenses as aforesaid with and/or deriving from the performance of the Works (except for the budget specified in Section 2, Appendix D) that shall be performed by the Lessee as stated above, and the approval of the Lessor shall not impose on the Lessee any responsibility for the design and/or the performance of the Lessee’s Works, unless the Lessee provided incorrect declarations or data (in writing only) regarding the Additional Area and its features. Despite the obligation to obtain approvals in principle and other approvals as stated in this Addendum and Appendixes thereof, the Lessee shall be obligated in every respect to inspect the compliance of the Works with all the contractual provisions in connection with this Addendum and the Lease Agreement (mutatis mutandis) and with any binding standard, any law and any other relevant instruction of the authorities and the Lessor (unless the Lessor delivered in writing incorrect data or declarations), including upon completion of the Adjustment Works and shall deliver to the Lessor (and/or anyone acting on its behalf) As-Made plans and all the documents that are necessary in accordance with the Facility Manual table enclosed as Appendix F.

2.4.4.                           In addition, the Lessee undertakes to sign the contractor(s) that will perform the Lessee’s Works in the Leased Premises on an Undertaking enclosed with this Addendum, as stated in the provisions set forth in Appendix H enclosed with this Addendum, and as a prerequisite for the performance of the Works as stated above in the Leased Premises. In addition, the Lessee shall sign an Insurance Appendix in connection with the Works and undertakes to uphold its provisions in connection with the works that will be performed by the Lessee in the Leased Premises, including presentation of all the relevant certificate in connection with the arrangement of the insurances, as stated in Appendixes G1-G3 enclosed with this Addendum.

2.4.5.                           The Lessee agrees that to the extent that as a result of performance of the Lessee’s Works by the Lessee any damages and/or defects are caused to the Lessor and/or other lessees and/or visitors and/or passersby and any third-party and/or to the Additional Area and/or to any other area of the areas of the Leased Premises and/or to other leased premises, these damages shall be repaired by the Lessee in 7 business days, unless the Lessee proved that that it or anyone acting on its behalf was not responsible for the cause of the damage and in such circumstances the Lessor shall inquire the cause of the damage. In addition, it is clarified that during the inquiry/investigation the count of the days as aforesaid shall not be taken into account. To the extent that it is found that the Lessee is not responsible for such damages and/or defects as aforesaid, the Lessee shall not be obligated to make repairs including with respect to the dates specified above — without derogating from any other relief the Lessor and/or any other relevant third-party are entitled to in respect of the damages and/or the costs incurred by the Lessor due to the occurrence of the damages as aforesaid and subject to the quality of the required works.

2.4.6.                           It is further clarified that in case the damage and/or the defect were caused by the Lessee subject to the provisions set forth in Section 2.4.5 above, and consequently the Lessor receives any suit and/or demand, the Lessee undertakes to act in order to handle the said demand and/or suit and arrange everything necessary in 7 days and take action for the purpose of settling this matter at the earliest opportunity. It is clarified that the said shall not apply to urgent matters (that, by their very own nature, prevent the regular operations in the Additional Area) — and these will be settled immediately after the Lessee receives notice and when the identity of the cause of the damage cannot be determined immediately. To the extent that the Lessee failed to take the said action solely with respect to urgent repairs as stated above and the Lessor was required to pay any amount and/or incur any obligation in respect of the said, the Lessee shall indemnify the Lessor for any damage and/or payment and/or cost the Lessor incurred, immediately upon receiving its first notice, and without derogating from any other relief the Lessor may seek against the Lessee in respect of breach of the provisions set forth in this Addendum and/or by virtue of any law.

2.4.7.                           The parties agree that the Lessor will allow the Lessee to install cameras in the Additional Area during the period of performance of the works as stated above, so as to avoid disputes regarding the cause of the damage. The Lessor permits the Lessee to install cameras at the expense of the Lessee in the Additional Area solely during the period of performance of the works, to the extent that the Lessee wishes.

2.4.8.                           The Lessee (and anyone acting on its behalf) undertakes during the period of performance of the Lessee’s Works in the Additional Area, to keep to a minimum the disturbance caused to the other leases and undertakes to keep the area of the Leased Premises and the nearby areas clean and orderly and follow the instructions of the Lessor and/or the Management Company in connection therewith. It is further clarified that the Lessee may perform works that cause excessive noise [such as excavations and/or drilling in the floor and/or the ceiling of the Leased Premises and the like] as part of the performance of the Lessee’s Works, solely until 08:00 and after 17:00 on Sun. — Thurs. and on Fridays from 13:00 [hereinafter: “Extraordinary Works”] however even in such circumstances as aforesaid the Lessee undertakes to follow the instructions set forth by the Management Company, provided that the performance of the said Works is not denied however only for reasonable reasons, and to perform the Extraordinary Works while keeping the Additional Area and surroundings thereof clean. It is clarified that the permission granted to perform the Extraordinary Works shall not derogate from any responsibility of the Lessee in connection with the Additional Area in accordance with the provisions set forth in the Lease Agreement and/or this Addendum. In addition, the Lessee undertakes to mitigate to the extent possible the inconvenience caused to the other lessees in the Project due to the performance of the Extraordinary Works.

2.4.9.                           It is clarified that the Adjustment Works in the entire area of the Additional Area shall be performed by the Lessee in full cooperation with the Lessor.

2.4.10.                    In addition, it is clarified and agreed that all the Lessee’s Works that will be performed in the Additional Area shall be the sole property of the Lessor however, for the avoidance of doubt, the clean rooms and the ancillary systems and equipment that can be dismantled — shall become the property of the Lessor (hereinafter: “Dismantling of the Clean Rooms”). The Lessee shall not be entitled, under any circumstances, to dismantle the said Adjustment Works without obtaining the prior and written approval of the Lessor (except for the Dismantling of the Clean Rooms) and on the condition that the Lessee returns the Additional Area to the Lessor upon expiration of the Term of Lease in its condition as delivered to the Lessee on the Delivery of Possession Date or upon completion of the Adjustment Works (at the discretion of the Lessor) when the Additional Area is in good and operable condition and subject to reasonable wear, together with all the additions and/or improvements that were built and/or installed therein by the Lessee, except for equipment that is not attached to the Leased Premises [hereinafter: “Portable Equipment”], that the Lessee will remove under its responsibility and at its expense,. It is clarified that damage that does not derive from the dismantling of the Portable Equipment from the Leased Premises caused to the Leased Premises shall be repaired at the expense of the Lessee and under its sole responsibility until the date of vacating the Additional Area or on any other agreed date. In case the Lessee failed to act in the said manner, this shall be deemed as breach of the provisions set forth in this Addendum with all ensuing consequences, and the Lessor shall be entitled to forfeit the securities that the Lessor holds in accordance with the provisions set forth in this Addendum, and without derogating from any other of the provisions set forth in the Lease Agreement regarding the circumstances of forfeiture of the securities. Notwithstanding the said, the Lessor shall deliver to the Lessee written notice 14 business days prior to performance of the said forfeiture, and after affording to the Lessee an opportunity to repair the said damage in 10 business days.

2.4.11.                    Upon completion of performance of the Adjustment Works and prior to occupancy the Lessee shall submit to the Lessor an approval in principle from the safety consultant evidencing that the safety plans (that include, inter alia, safety and hygiene issues) were performed in accordance with the principal plans that were submitted in advance in accordance with the provisions set forth in Appendix E of this Addendum.

Without derogating from the aforesaid, in 6 months (at the latest, unless the said date was delayed as a result of reasons that are not contingent on the Lessee) as of the date of occupancy the Lessee shall complete all the approvals that are necessary for the Facility Manual in accordance with the table enclosed as Appendix F of this Addendum and that constitute an integral part thereof.

It is clarified that the Lessee shall be responsible for the quality and standard of the Adjustment Works and their compliance with the provisions set forth in any law and shall also be held liable towards the Lessor in accordance with the provisions set forth in the Sale (Apartments) Law 5733-1973 (including Schedule 2 thereof) with respect to contractor’s warranty period and the warranty period provided that the contractor’s warranty period shall not be greater than a period of one year as of the date of completion of the Adjustment Works.

3.                            Term of Lease in the Additional Area

3.1.                                     The Term of Lease in connection with the Additional Area shall be in accordance with the following provisions:

3.1.1.                           The Term of Lease in connection with the Additional Area shall commence on July 23, 2017 and shall expire on July 22, 2022 (hereinafter: “Term of Lease of the Additional Area”). The entire provisions set forth in the Lease Agreement, to the extent that they were not modified expressly in this Addendum, shall also apply to the Additional Area during the entire Term of Lease of the Additional Area.  For the avoidance of doubt, failure to deliver specific work plans in connection with the Lessee’s Works and/or failure to approve the said plans shall not release the Lessee from any of its undertakings in accordance with the provisions set forth in this Addendum and, accordingly, as of the commencement of the Term of Lease of the Additional Area the Lessee shall be obligated to fulfill all its undertakings with respect to the  Additional Area in accordance with the provisions set forth in the Lease Agreement and in accordance with the provisions set forth in this Addendum, including, however not limited to, payment of the Rent, Management Fees, municipal taxes, and all other payments the Lessee shall be obligated to pay in connection with the Additional Area until expiration of the Term of Lease of the Additional Area.

3.2.                                     It is agreed that without derogating from the provisions set forth in Section 3.1 above, full possession in the Additional Area shall be delivered on July 23, 2017 on the condition that the principal plans were submitted by the Lessee to the Lessor and to the Lessor’s consultants as stated above and were approved in principle and that only the Lessee furnished all the securities, insurances, and appendixes that the Lessee is obligated to furnish to the Lessor as stated in this Addendum.

3.3.                                     However, and for the avoidance of doubt, the entire commitments of the Lessee in accordance with the provisions set forth in the Lease Agreement and this Addendum with respect to the Additional Area shall apply as of the commencement date of the Term of Lease in the Additional Area even if the Lessee failed to deliver to the Lessor all the other approvals and/or securities in connection with the Additional Area in accordance with the provisions set forth in this Addendum, and in any event the Lessee shall be obligated to fulfill all its undertakings as of the commencement date of the Term of Lease in the Additional Area, including, however not limited to, payment of the Rent, Management Fees, and all other payments applicable to the Lessee in accordance with the provisions set forth in this Addendum.

4.                            Extension of the Term of Lease in the Additional Area

In addition to the aforesaid, the parties agree that upon expiration of the Term of Lease in the Additional Area and subject to the full and timely fulfillment of all the undertakings of the Lessee and in accordance with the provisions set forth in this Addendum [including, however not limited to, provision of all the securities in accordance with this Addendum, presentation of all the proper certificates of insurance and the fulfillment of all the other undertakings of the Lessee], the Term of Lease in the Additional Area shall be extended for an additional period of 60 additional months as of expiration of the Term of Lease in the Additional Area within its meaning above, i.e., from July 23, 2022 and until July 22, 2027, in accordance with the provisions set forth in this Addendum [hereinafter: “Additional Term of Lease”], unless the Lessee delivered to the Lessor notice regarding its wish not to lease the Additional Area during the Additional Term of Lease, until and no later than 6 months prior to expiration of the Term of Lease of the Additional Area.

5.                            Rent and additional payments for the Additional Area

5.1.                                     During the entire Term of Lease of the Additional Area, the Lessee undertakes to pay to the Lessor for the lease of the Additional Area an amount of NIS 42 per 1sqm gross, in addition to VAT and linkage differentials in accordance with the Basic Index within its meaning in the Original Agreement [hereinafter: “Rent for the Additional Area”].

5.2.                                     Notwithstanding the said, the parties agree the Lessee shall have a grace period of 2 months only with respect to the Additional Area, as of the Delivery of Possession Date from July 23, 2017 [hereinafter: “Grace Period”] during which the Lessee shall be exempt from the payment of Rent for the Additional Area, however during this period the Lessee shall incur all the other payments in respect of the Additional Area including, however not limited to, municipal taxes, electricity, water, payment of 50% of the total Management Fees solely during the Grace Period with respect to the Additional Area only, and any other payment applicable to the Lessee in accordance with the provisions set forth in the Lease Agreement and this Addendum in respect of the Leased Premises (and in compliance with the Additional Area). For the avoidance of doubt, it is clarified that upon expiration of the Grace Period, the Lessee shall incur the full amount of the Rent and the Management Fees with respect to the entire Additional Area even if the use of the Additional Area is delayed for any reason.

5.3.                                     The Lessor shall transfer to the Lessee the Adjustment Works Budget (within its meaning in Appendix D) subject to the provisions set forth in this Addendum and Appendixes thereof, and subject to all the conditions and the relevant dates for the purpose of its release.

5.4.                                     During the entire Term of Lease of the Additional Area, the Lessee undertakes to pay to the Lessor for the Additional Area [except for the Grace Period within its meaning above, in which the Lessee shall pay only 50% of the Management Fees], Management Fees in the amount of NIS 13 per 1sqm gross of the Additional Area, in addition to VAT and linkage differentials in accordance with the Basic Index within its meaning in the Lease Agreement [hereinafter: “Management Fees for the Additional Area”].

5.5.                                     Rent for the Additional Area and the Management Fees for the Additional Area shall be paid in the beginning of each quarter and in a Banks’ Clearing House (Masav) transfer by the form hereby enclosed as Appendix L of this Addendum.

5.6.                                     For the avoidance of doubt, and without derogating from the aforesaid and/or the provisions set forth in the Lease Agreement regarding the Management Fees for all the areas leased to the Lessee, it is clarified that the Management Fees set forth in this Addendum [in respect of all the areas  that are leased to the Lessee in accordance with the provisions set forth in the Lease Agreement and in accordance with the provisions set forth in this Addendum] are estimated and based on the estimate of the Lessor in accordance with the data that the Lessor holds as of the date of signing this Addendum however this shall not give rise to any representation regarding the Management Fees that the Lessee is obligated to pay and it is possible that the Management Fees that will be actually charged shall be higher and/or lower than the estimated Management Fees as aforesaid and the Lessee shall have no claim and/or demand and/or suit against the Lessor and/or the Management Company and/or anyone acting on their behalf on the condition that the Management Fees that the Lessee is obligated to pay shall not be greater than 5% of the Management Fees specified in the Lease Agreement and/or this Addendum with respect to the leased areas to the Lessee [as the case may be], except for circumstances of increase of the minimum wages in the market and/or the electricity costs and/or the linkage differentials to the index and in such circumstances as aforesaid the Lessor shall be entitled to increase the Management Fees that the Lessee will pay according to the effect of the increase of the said components on the management expenses [and without derogating from the manner of distributing the Management Fees among all the lessees in the Building in accordance with the provisions set forth in the Management Agreement].

5.7.                                     The parties agree that upon expiration of the Term of Lease in the Additional Area and upon commencement of the Additional Term of Lease within its meaning above, the Rent with respect to the entire area of the Leased Premises paid by the Lessee shall be updated in accordance with the provisions set forth in this Addendum by an addition of approximately 3.5% of the relevant Rent with respect to each and every area in accordance with the provisions set forth in this Addendum.

6.                            Provisions regarding the lease of additional areas

6.1.                                     The parties hereby agree that the Lessee is granted the right to lease an area of approximately 170sqm net with 15% load in respect of the Public Areas when the said area adjoins the Additional Area in the Alon Building, marked in brown in the blueprint hereby enclosed as Appendix A of the Agreement [hereinafter: “Ancillary Area”] for a period of 6 months that shall commence on July 23, 2017 and that shall expire on December 22, 2017 [hereinafter: “Availability Period of the Area”] in accordance with the following provisions:

6.1.1.                           To the extent that the during the Availability Period of the Area the Lessee notified the Lessor that it does not wish to lease the Ancillary Area [hereinafter: “Lessee’s Notice”] or in the event the Lessee did not deliver to the Lessor any notice during the Availability Period of the Area regarding its wish to lease the Ancillary Area, in such circumstances, as of the date of the Lessee’s Notice or as of expiration of the Availability Period of the Area, whichever is earlier, the right of the Lessee to lease the Ancillary Area shall expire and the Lessor may lease this area to any third-party and the Lessee shall have no claims and/or demands and/or suits in connection therewith.

6.1.2.                           To the extent that the Lessee notifies the Lessor during the Availability Period of the Area that it wishes to lease the Ancillary Area in such circumstances as aforesaid the Lessee shall receive possession in the Ancillary Area in 7 workdays as of the date of delivering the Lessee’s Notice [hereinafter: “Delivery Date of the Ancillary Area”].

6.1.3.                           The parties agree that the Term of Lease in the Ancillary Area shall commence on the Delivery Date of the Ancillary Area and shall expire upon expiration of the Term of Lease of the Additional Area, i.e., on July 22, 2022 [hereinafter: “Term of Lease of the Ancillary Area”].

6.1.4.                           The parties agree that to the extent that the Lessee leases the Ancillary Area in accordance with the provisions set forth in this Section, the Ancillary Area shall be delivered to the Lessee in its condition “as-is” at the time of signing this Agreement and the  Lessee hereby waives any claim and/or demand and/or suit against the Lessor in connection therewith, unless the Lessor was aware of a latent defect or failure and failed to disclose the said information to the Lessee, or a latent defect or failure that was detected during the performance of the Adjustment Works.

6.1.5.                           The parties further agree that the Adjustment Works in the Ancillary Area shall be performed by the Lessee and at its expense. The entire provisions set forth in this Addendum with respect to the Lessee’s Works in the Additional Area shall also apply to the Ancillary Area, mutatis mutandis.

6.1.6.                           In addition, the parties agree that the other relevant provisions in the Lease Agreement and this Addendum shall apply to the Additional Area, mutatis mutandis. The Lessee shall incur payment of the Rent, Management Fees and the other payments in respect of the Ancillary Area in accordance with the provisions set forth in Section 6 above, during the entire Term of Lease of the Ancillary Area except for the Grace Period and the Additional Period as stated hereunder. It is emphasized that the provisions set forth in Section 5.2 above shall not apply to the Ancillary Area, however solely with respect to the Ancillary Area the Lessee shall be exempt from payment of Rent and Management Fees only for a period of 6 months as of the delivery of the Ancillary Area [hereinafter: “Grace Period in the Ancillary Area”]. After expiration of the Grace Period in the Ancillary Area the Lessee shall pay the full amount of the Rent in respect of the Ancillary Area.

6.1.7.                           After expiration of the Grace Period in the Ancillary Area, the Ancillary Area shall be delivered to the Lessee in return for Rent (in addition to any Rent and/or Management Fees specified in this Addendum) in the amount of NIS 20 per 1sqm (in connection with the Ancillary Area) for six months only, with the addition of municipal taxes for this area, that shall be paid directly to the Lessor (hereinafter: “Additional Term”). Notwithstanding the said, it is clarified that at any stage during the Additional Term the Lessor shall be entitled to receive offers from potential lessees and notify the Lessee regarding the evacuation of the Ancillary Area in 30 days at most, even prior to expiration of the Additional Term of six months. Nevertheless, during the Additional Term the Lessee shall have right of first refusal (i.e., the Lessee shall be entitled to keep for itself the Additional Area until expiration of the Additional Term, in return for payment of the full amount of the Rent, Management Fees and municipal taxes (and from this stage henceforth municipal taxes shall be paid directly to the municipality) in accordance with the provisions set forth in the Lease Agreement (mutatis mutandis) and as customary with respect to the other Leased Premises (and not for the price indicated in this paragraph above.

6.1.8.                           It is clarified that upon expiration of the Additional Term the Ancillary Area shall be returned to the Lessor unless 90 days at the latest prior to expiration of the Additional Term the Lessee delivered written notice to the Lessor and announced that it intended to add the Ancillary Area to the remaining parts of the Leased Premises within their meaning hereunder, and in such circumstances as aforesaid — the entire provisions set forth in this Addendum shall apply to this Ancillary Area, including the obligation to pay the Rent, Management Fees, municipal taxes and the like in accordance with the mechanisms set out in Section 6 hereunder (including sub-sections thereof) and according to the rates applicable to the remaining Additional Area as of expiration of the Additional Term henceforth.

6.1.9.                           It is clarified that to the extent that the Lessee leases the Ancillary Area in accordance with the provisions set forth in this Section, all adjustments that are necessary for the purpose of adding the Ancillary Area to the Additional Area and/or to any other area that the Lessee leases and/or will lease in the future, including, however not limited to, breaking of walls and/or removal and/or adjustment of walls, adjustment works in the corridors in the Ancillary Area and/or the Additional Area and/or in the corridors located outside the Ancillary Area and/or the Additional Area, installation of signage and any other work that is necessary for the purpose of adding the Ancillary Area to the areas that are leased and/or that will be leased to the Lessee in accordance with the provisions set forth in this Section shall be performed solely under the responsibility and at the expense of that Lessee. The entire provisions set forth in this Addendum with respect to the Lessee’s Works in the Additional Area shall also apply to the works stated in this Section, mutatis mutandis.

7.                            Insurance

The Lessee undertakes to extend at its expense and to keep in effect during the entire Term of Lease in the Additional Area and the Ancillary Area [to the extent that the Lessee leases the Ancillary Area in accordance with the provisions set forth in Section 6 above] the insurance policies specified in the Lease Agreement and enclosed as Appendixes G-1 to G-3 also with respect to the Additional Area and the Ancillary Area (to the extent that the Ancillary Area is held/leased by the Lessee) respectively, and to furnish to the Lessor the certificates of insurance in accordance with the provisions set forth in the Lease Agreement in such manner that they shall also apply to the Additional Area and the Ancillary Area (to the extent relevant) as of the relevant Delivery of Possession Date and as a condition thereof.

8.                            Securities

The Lessee undertakes to provide a bank guarantee in an amount that is equal to the Rent for the Additional Area and the Management Fees in the Additional Area for 3 months of lease in addition to VAT and linkage differentials to the Basic Index within its meaning in the Original Agreement, and in a total amount of NIS 166,795 (in words: one hundred and sixty-six thousand and seven hundred and ninety-five new Israeli shekels) [hereinafter: “Guarantee for this Addendum”]. It is agreed that a condition for the delivery of possession in the Additional Area is the provision of the additional guarantee to the Lessor in 20 business days as of the date of signing this Addendum. The provisions set forth in this Section shall also apply to the Ancillary Area, mutatis mutandis, to the extent that the Lessee leases the said area and as of this date henceforth. It is clarified and agreed between the parties that the additional guarantee that is provided in respect of this Addendum is provided solely in connection with this Addendum and the Lessor shall not be entitled to use this guarantee for the purpose of assuring the fulfillment of the undertakings of the Lessee in accordance with the Lease Agreement or the First Addendum of the Lease Agreement. It is further clarified that the guarantees that Lessor holds in respect of the Primary Lease Agreement may not be used as a security for the fulfillment of the undertakings of the Lessee as stated in this Addendum. Notwithstanding the said, at the time of signing this Agreement the Lessee shall deliver to the Lessor a security check on behalf of the Lessee that will be deposited with the Lessor until 17.8.2017 or until the date of furnishing the bank guarantee specified in this Section, whichever is earlier. In case the Lessee failed to provide the guarantee as aforesaid, on 17.8.2017 the Lessor shall be entitled to deposit and cash this check and as of this date henceforth the amount paid shall be used as a guarantee/security for this Agreement (including any relevant definition or reference in the Agreement). To the extent that the guarantee is not provided and the security check is cashed until the date specified in this sub-section, the Lessee shall be entitled to convert the security check to a bank guarantee as aforesaid on a later date.

9.                            Using the area of the roof in the Alon Building and the development work north of the Building for the purpose of placing technical equipment in connection with the Additional Area

9.1.                                     The parties agree that a designated area shall be allocated in the roof of the Alon Building, as marked in the blueprint hereby enclosed as Appendix C of this Addendum, for the purpose of placing technical equipment [hereinafter: “the Technical Equipment”] and the Lessee shall place a generator in the yard of the Lessor, according to a location that will be determined later on (the estimated location shall be in the northern part of the Alon Building when the final location shall be determined with the consent and cooperation between the parties and after obtaining all the approvals of the professional entities on behalf of the parties to this Addendum and shall be marked accordingly in the blueprint) and that will be used by the Additional Area [hereinafter: “Technical Equipment Area”]. Prior to placing the technical equipment as aforesaid in the Technical Equipment Area the Lessee shall take measures to obtain all relevant approvals from the competent authorities [to the extent necessary] in accordance with the provisions set forth in any law and standard.

9.2.                                     The Lessee undertakes to connect a sewage pump to the said generator in such manner that to the extent that there are disruptions in the supply of electricity and/or power outages in the electricity supplied to the Building where the Additional Area is located or to the Additional Area itself — the generator shall be used as backup for emergencies in such manner that will enable the discharge of sewage from the Additional Area.

9.3.                                     Without derogating from the foregoing, the Lessee shall be entitled to place the technical equipment in the Technical Equipment Area subject to obtaining the approval of the Lessor and consultants thereof [including, however not limited to, the approval of a structure engineer, a safety consultant and any other consultant at the sole discretion of the Lessor] and for the purpose of obtaining such approval as aforesaid the Lessee undertakes to provide to the Lessor all particulars, plans, approvals and all the other documents that are required from the Lessor and its consultants in connection with the said equipment and its placement in the  Technical Equipment Area in 7 days at the latest prior to placing the technical equipment as aforesaid.

9.4.                                     For the avoidance of doubt, the Lessee, subject to and after obtaining the approval of the competent authorities and the Lessor and its consultants in connection with the technical equipment and its placement in the Technical Equipment Area as aforesaid, shall place the technical equipment in the Technical Equipment Area at its expense and under its sole responsibility. It is clarified that the Lessee shall be solely responsible for transporting the technical equipment and installing the technical equipment in the Technical Equipment Area and shall incur all costs associated therewith. For the avoidance of doubt, the Lessor shall not be held liable in any manner and shall not incur any costs in connection with the technical equipment and/or its placement and/or installation and/or operation and/or dismantling thereof and any other matter in connection therewith. It is clarified that to the best of knowledge of the Lessor the permitted load in the Building is 300kg per 1sqm. At the request of the Lessee and as a condition for the purpose of loading heavy machinery on the floor of the Building or the roof of the Building, the Lessor intends the conduct a loads test for the purpose of ascertaining this data. If it is found that the permitted load in the Building is lower than 300kg per 1sqm as declared by the Lessor in this Agreement, the Lessor shall perform all the strengthening works (whether temporary or permanent) and/or the required works at its expense and by manpower on its behalf so as to cause the Building to be in a condition that can withstand a load of 300kg per 1sqm. These works shall be completed on September 23, 2017 at the latest. If the strengthening works are necessary as aforesaid, these works shall be performed in full coordination with the Lessee and in a manner that will not cause a disruption to the works that the Lessee will perform in the Additional Area and subject to the instructions set forth by the supervisor on behalf of the Lessee. The Lessor shall be fully responsible for these works including for any damage caused to the Lessee as a result of and in connection with the strengthening works. In case the strengthening works are not completed on the date specified above, an additional period of 30 business days shall be granted for the purpose of performing and completing the said adjustments (hereinafter: “Additional Period”) and the date for the fulfillment of the mutual and relevant undertakings of the parties in this Agreement — shall be delayed respectively. Notwithstanding the said, to the extent that even during the Additional

Period the issue of the permitted loads in the Building was not settled as stated in this sub-section, in such circumstances as of the Additional Period the Lessor shall pay daily and agreed liquidated damages in an amount equal to 1.5 times of the amount of the daily Rent that the Lessee is obligated to incur in accordance with this Addendum for the Additional Area, and at the same time all the undertakings of the parties (including the undertaking of the Lessee to pay the Rent) — shall be delayed respectively. It is clarified that to the extent that any damage is caused to the Building [including, however not limited to, the roof of the Building, its systems, equipment and facilities installed therein and any other element of the Building] and/or to the Lessor and/or to other lessees and/or to any other third-party and it is proven that the said damage was caused as a result of placement of the technical equipment in the Technical Equipment Area and/or its transportation to the Technical Equipment Area and/or its installation in the premises of the Technical Equipment Area and/or its dismantling and/or the operation of the technical equipment, the Lessee undertakes to incur any cost and repair any damage immediately upon receiving the first demand of the Lessor in connection therewith. It is clarified that if the Lessor receives any demand and/or suit as a result of the transportation and/or placement and/or operation and/or dismantling of the technical equipment and/or any other matter related to the technical equipment, the Lessee undertakes to settle the suit and/or the demand as aforesaid in 7 business days as of the date of receiving the demand of the Lessor. It is further clarified that to the extent that the Lessor incurs any payment and/or obligation and/or cost in connection with the technical equipment and anything deriving therefrom, provided that it first requested from the Lessee to settle the payment and the Lessee failed to act in the said manner, the Lessee shall indemnify the Lessor for any obligation incurred by the Lessor immediately upon receiving the first demand of the Lessor, and without derogating from any relief the Lessor may seek for the breach of the provisions set forth in this Addendum and/or by virtue of any law. The provisions set forth in this Section shall not derogate from the other sections regarding the liability of the Lessee (including with respect to observation of safety and hygiene instructions and assurance of the performance of all the relevant statutory provisions and the standards) in accordance with the provisions set forth in this Addendum, and these shall also apply to the technical equipment, mutatis mutandis.

9.5.                                     It is clarified and agreed, and without derogating from the provisions set forth hereinabove and hereunder in connection with the technical equipment, that the Lessee shall solely incur all costs in connection with the operation of the technical equipment [including, however not limited to, direct operation costs and/or electricity and generator expenses and/or expenses for repairs and/or any other expense].

10.                     Additional adjustments

10.1.                              The Lessor grant to the Lessee extraordinary permission to pass electricity cables only above one window in the western part of the Building where the Leased Premises are located, in the second floor above the Additional Area, as marked in the plan, Appendix K of this Agreement.

10.2.                              Prior to commencement of the performance of the Adjustment Works, the Lessee undertakes to deliver a report from a radiation consultant that will present data regarding the predictable radiation from the distribution board. Upon completion of the electricity works in the entire Additional Area the Lessee undertakes to deliver to the Lessor a report detailing the compliance of the radiation in the Additional Area and ground floor thereof with the law, by a report approved by a licensed and certified radiation consultant.

10.3.                              During the Term of Lease of the Additional Area the Lessor undertakes to supply to the Lessee electricity as required in accordance with the electricity plans submitted to the Lessee and that were approved according to the capacities specified thereat. For the purpose of the electricity feed the Lessor undertakes to pass cables according to the outline detailed in Appendix K enclosed with this Addendum. For the purpose of calculating the costs imposed on the Lessee, the parties shall make a relative calculation according to the length of the cable, and the Lessor shall incur the costs up to the northern pier and with an additional 15sqm, and from this point onwards the Lessee shall incur the remaining costs (including the costs of the pipe and the costs of performance of the works) that are necessary for the purpose of pulling the cable up to the main distribution board in the Additional Area, in accordance with  the outline specified in Appendix K. The said cabling works shall be completed until October 30, 2017.

10.4.                              Separate electricity and water meters marked in purple in the blueprint hereby enclosed as Appendix A of this Addendum shall be installed in the toilet adjacent to the Additional Area and the Lessee shall be obligated to pay separate monthly bills in connection therewith, in addition to the Rent, Management Fees and the other current payments specified in this Addendum.

11.                     Miscellaneous

11.1.                              This Addendum constitutes an integral part of the Lease Agreement and all the relevant provisions in the Lease Agreement and that were not amended, modified or added in this Addendum including: the area of the Leased Premises, the Term of Lease of the Additional Area and the Ancillary Area, the undertakings of the Lessee and the Lessor regarding the works in the Additional Area and the Ancillary Area, the securities and the entitlement to enforce the securities shall continue to apply the parties with respect to the lease of the Additional Area and the Ancillary Area, mutatis mutandis and as the case may be. In the event of discrepancy between the Primary Agreement (the Lease Agreement) and this Addendum, the provisions set forth in this Addendum shall take precedence.

11.2.                              For the avoidance of doubt it is clarified that the Lessee shall be solely responsible for obtaining all permits and/or approvals in connection with the operation of its business in the areas leased to the Lessee in accordance with this Addendum [including, however not limited to, in connection with a business license, certificates from the Fire and Rescue Services Authority, certificates from the municipality and any other certificate that instructions of use necessary in connection with operating its business in the Leased Premises] and without derogating from the other provisions set forth in the Lease Agreement in connection therewith.

And in witness hereof the parties are hereby undersigned:

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: PolyPid Ltd.]
The Lessor	The Lessee

נספח ב' (תשריט) גג בניין אלון
17.00
19.00
שטח טכני
EIM

שם המודד: נזאר אבו עקל
מס רשיון: 1211

כתובת : סיבים פתח תקווה

26

נספח ג'

I.L.=33.37
2.00
1.50
6.10
2.40
-1.47
I.L.=34.03
-0.43
0.46
I.L.=32.80
I.L.=33.00
I.L.=33.10
I.L.=31.60
I.L.=32.85

Appendix D

Adjustment Works in the Additional Area

1.                            The Additional Area, as marked in the blueprint hereby enclosed as Appendix A, will be delivered to the Lessee on July 23, 2017 in its condition “as-is” at the time of signing this Addendum, and the Lessee shall raise no claims and/or demands and/or suits against the Lessor and/or anyone acting on its behalf in connection therewith, unless the Lessor was aware of a latent defect or failure and did not disclose any information to the Lessee in connection therewith, or a latent defect or failure that was detected during the performance of the works, including in connection with anything related to the performance of the Lessee’s Works in the Additional Area, within their meaning hereunder, and in its condition as stated above.

2.                            The Lessor shall incur a one-time payment solely in connection with the construction expenses that the Lessee incurred in connection with the performance of the Adjustment Works in part of the Area of the Leased Premises (and only in the Office Area, within the meaning of this term in the Addendum) and within their meaning in this Addendum, and that shall be performed in accordance with and subject to the provisions set forth in this Addendum, for a total and one-time amount of NIS 230,000 (in words: two hundred and thirty thousand new Israeli shekels) in addition to VAT (hereinafter: “Adjustment Works Budget”) and, in addition to the said (and beyond the Grace Period specified in the Addendum itself) the Lessee shall be exempt from payment of the Rent solely in respect of the Additional Area for one month, and from payment of 50% only for the Management Fees for that month, solely in accordance with the conditions set forth hereunder, that will be filled fully and cumulatively by the Lessee:

2.1.                                     3 days prior to the payment date for the Adjustment Works Budget the Lessee shall provide to the Lessor proof evidencing the actual payment to the contractor on behalf of the Lessee in the Additional Area in the amount of NIS 4,000,000 for the performance of the entire works in the Additional Area (and not just for the performance of the Adjustment Works subject matter of the Adjustment Works Budget).

2.2.                                     A fundamental condition for the approval of the Adjustment Works Budget is evidence that was filmed by the Lessee and the Lessor together and approved by the Lessor regarding the actual performance of the works for which the Adjustment Works Budget will be paid in the Offices Area.

3.                            It is clarified that the Adjustment Works Budget shall not include costs that the Lessee incurred for the purchase of equipment, inventories and furniture for the Additional Area, however expenses in respect of the construction expenses for the purpose of performing the Adjustment Works, including consultants and professionals solely in connection with the performance of the Adjustment Works, and for expenses that the Lessee incurred in respect of the purchase of fixtures and installation thereof in the Additional Area only, including fire extinguishing equipment, communication equipment and alarm systems that will remain in the area of the Additional Area upon expiration of the Term of Lease.

4.                            It is further clarified that any sum greater than the Adjustment Works Budget and that is necessary in connection with the performance of the Adjustment Works as stated above shall apply solely to the Lessee.

5.                            The Lessor shall pay the Adjustment Works Budget in one payment subject to the fulfillment of the conditions set out in Sections 2.1, 2.2 above and Section 6 hereunder (hereinafter: “Payment Dates”) and in accordance with the terms set forth in the Adjustment Works Budget.

6.                            It is clarified that during the performance of the Adjustment Works and prior to the occupancy of the Additional Area, the Lessor shall be entitled to ensure with an engineer and/or any other qualified professional on its behalf that the Adjustment Works that were actually performed are in compliance with the principal plans that were approved by the Lessor and are in compliance with the provisions set forth in any law.

7.                            In addition, it is clarified that the Lessor’s approval shall not impose on the Lessor any responsibility for the design and/or performance of the Lessee’s Works and subject to the provisions set forth in Section 10.3 of the Lease Agreement.

8.                            Subject to the provisions set forth in the Addendum, the Lessee shall perform the Adjustment Works in the Leased Premises by contractors on its behalf (hereinafter: “Lessee’s Contractors”) and at its expense. During the performance of the works the Lessee undertakes to work with contractors with experience of more than 10 years in the construction sector and to use standard materials of the highest quality. For the purpose of performing the works the Lessee shall obtain the prior approval in principle of the Lessor and the prior approval of the Lessor’s consultants for the purpose of the design of the works as stated in the Addendum (hereinafter: “Professional Consultants”).

9.                            The Lessee undertakes that it and/or anyone acting on its behalf (including contractors and subcontractors that are employed in the performance of the Adjustment Works) shall apply all necessary precautions and safety measures (including, however not limited to — fencing and signage as required by law) for the purpose of preventing any loss, damage or injury to the body and/or the property of any person and/or entity in connection with the performance of the works as aforesaid in accordance with the provisions set forth in the  law and the relevant safety standards and in accordance with the provisions set forth in the Addendum. Without derogating from the foregoing, the Lessee undertakes that it and/or anyone acting on its behalf shall apply proper precautions and shall observe the provisions set forth in any law in connection with the performance of the Adjustment Works.

10.                     The Lessee and the Lessee’s Contractor undertake to follow any instruction of the Management Company regarding safety, including the immediate cessation of the works due to an immediate safety risk and/or any violation of the provisions set forth in the Undertaking of the Lessee’s Contractor as stated hereunder.

11.                     The Lessee undertakes to remove any waste and trash without delay according to the circumstances of the case, and, to the extent required, to dispose this waste to relevant landfills at its expense.

12.                     For the avoidance of doubt, the Lessee is the sole safety and hygiene supervisor for all the works that are performed by the Lessee and by anyone acting on its behalf in the Additional Area and the Lessee shall incur all liabilities by law in connection therewith.

13.                     The Lessee shall take measures to erect temporary toilet structures, including electricity and water connections for the convenience of the Lessee and/or the Lessee’s contractors and/or any other person acting on its behalf during the period of the Adjustment Works.

14.                     It is clarified that the Lessor and/or the Lessor’s representative and/or the representative on behalf of the Management Company shall be entitled to enter the Leased Premises during the construction period following advance coordination with the supervisor in the site and at reasonable times, unless the circumstances require, due to nature or substance, a visit that cannot be coordinated in advance, and in such case the supervisor shall receive advance notice to the extent possible.

The Lessor shall follow in general the customary instructions in construction sites.

15.                     Shortly before the year of the contractor’s warranty period expires (that will be counted as of the occupancy date of the Additional Area) or before expiration of the said period, the Lessor and the Lessee shall draw up a protocol of the defects and the Lessee undertakes to repair the said defects in 30 days (unless these are urgent repairs — that will be handled immediately).

16.                     It is agreed that during the period of performance of the Lessee’s works a supervisor on behalf of the Lessor will work in the site and will oversee the performance of the works on behalf of the Lessee and anyone acting on its behalf in the Additional Area and shall be entitled to deliver the supervisor on behalf of the Lessee any relevant instruction (and especially regarding the compliance of the Lessee with the provisions set forth in the Addendum) regarding the performance of material deviations from the principal plans, however without derogating from and without imposing any liability on the Lessor and/or anyone acting on its behalf and without derogating and/or diminishing from the liability of the Lessee in any manner — and in this regard including, however not limited to, inter alia, the Lessee shall be responsible for any report and/or indictment that is served and for any fine imposed in connection with the aforesaid deviations against the Lessor and/or anyone acting on its behalf.

17.                     For the avoidance of doubt, it is clarified that no employer-employee relationship shall be maintained between the Lessor and the Lessee and/or the Lessee’s contractors and/or anyone acting on their behalf and no relationship of agency shall be maintained between the parties. To the extent that a suit and/or a judgment and/or an arbitration award and/or any other binding decision that is in contradiction to the said in this Section is made — the Lessee shall be obligated to compensate and indemnify the Lessor promptly in connection therewith.

18.                     Upon completion of the works in the Leased Premises the Lessee shall deliver to the Lessor 3 sets of As-Made plans of the Additional Area, in all fields, in DWG, PDF files and in a hard copy as part of the facility manual.

And in witness hereof the parties are hereby undersigned:

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: PolyPid Ltd.]
The Lessor	The Lessee
Ogen Yielding Real Estate Ltd.

List of plans submitted regarding Polypid, Phase B, Alon Building, and attached to the Agreement

Serial No.	Name of Plan	File sent to print	Last date in Table of Changes	Effective transfer date to Oghen	Engineering comments to plan / booklet	Comments

Architecture

1	Construction plan	1~281-Polypid - PD-0009-1-50.pdf	25.5.17	11.7.17 13.7.17	Approved in principle	Matches the background of marketing chart approved on 12.7.17. Final update is possible during execution in light of mistakes in planning in the area of offices.
2	Floor plan	1~281-Polypid - PD-0013-1-50.pdf	28.5.17	13.7.17	Approved in principle	Does not match the background of 12.7.17 and the comments on construction plan. Final update is possible during execution.
3	Ceiling plan	1~281-Polypid - PD-0011-1-50.pdf	25.5.17	13.7.17	Approved in principle	Matches partially the background of marketing chart approved on 12.7.17. Final update is possible during execution.
4	Sections A-A and B-B	1~281-Polypid - PD-0012-1-50.pdf	28.5.17	13.7.17	Approved in principle

The air conditioning systems that are orientated toward east and north and that do not show the exit of the various systems to the outside air through the existing windows and not through holes in the walls or in the beams, were not yet embedded in the plans. Also, the subject of hanging the autoclaves was not mentioned yet. Final update is possible during execution.

5	Demolition plan	1~281-Polypid - PD-0034-1-50.pdf	28.5.17	13.7.17	Approved in principle

Does not match the background of 12.7.17 but it does not matter in this plan. Part of the demolition is not necessary according to the comments of the construction plan. Final update is possible during execution but it is not mandatory.

6	Carpentry lists	1~281-Polypid - PD-016-1-25.pdf	22.3.17	28.5.17	Approved	Irrelevant to Oghen after concluding the budget sum.
7	Locksmith’s work lists	1~281-Polypid - PD-057-1-25.pdf	7.5.17	28.5.17	Approved	Irrelevant to Oghen after concluding the budget sum.

Piping

8	Systems — deployment of use locations (water, compressed air, nitrogen)	1~PD-0028.pdf	6.4.17	28.5.17	Approved in principle	Does not match the background of drawing from 12.7.17. Final update is possible during execution.
9	Drainage system — piping route	1~PD-0029.pdf	4.5.17	Photography of plan given on 6.7.17	Approved in principle	Does not match the background of drawing from 12.7.17.To do changes according to Doron’s handwritten comments. Final update is possible during execution.
10	Fire extinguishing, sprinklers system. New situation.	1~PD-0030.pdf	30.3.17	13.7.17	Approved in principle

Does not match the background of drawing from 12.7.17.

Unapproved checking and drainage and checking location in the middle of the main lobby.

It is necessary to complete the sprinklers installation in the area of the added warehouse.

Final update is possible during execution.

11	Fire extinguishing, sprinklers system. Execution details.	1~PD-0031.pdf	30.3.17	28.5.17	Approved in principle

I have not found any reference in the plans or in the specifications to a connection of the different fire detection systems to the park alarms; maybe it is irrelevant to this plan details itself but it must be written somewhere and it must be under the responsibility of the renter’s contractors.

12	Cold water supply piping route, water for laboratory and compressed air.	1~PD-0041.pdf	26.4.17	13.7.17	Approved in principle

Does not match the background of drawing from 12.7.17.

A final supply location must be determined for water to the rented property, the camel location and the arrival route.

It must be ensured that piping coming through passages are mounted in beams and / or bypass them from underneath — there is no reference to this in the plans.

Final update is possible during execution.

13	Drainage system. Drainage piping in the north frontage.	1~PD-0042.pdf	21.5.17	13.7.17	Approved in principle

In the meeting of 6.7.17 it was concluded that the air piping will be from within the building — the plan of 13.7.17 does not show this update. The piping cover element for hiding it and for plaster / spray according to the building texture was taken off the plan/s; it must be restored or be mentioned in one of them. Final update is possible during execution.

14	Fire extinguishing.Existing situation.	1~PD-0060.pdf	30.3.17	13.7.17	Approved in principle	Does not match the background of drawing from 12.7.17. Final update is possible during execution.

Safety

15	Fire safety plan	1~Approved Fire safety plan.pdf	27.6.17	28.6.17	Approved in principle	Does not match the background of drawing from 12.7.17. Does not include the overall floors reference and escape distances. Final update is possible during execution in cooperation with Rami Shaul.

Electricity

16	Single line Polypid	1~2313B.pdf	10.5.17	13.7.17	Approved in principle

The power supply line will not be what is written in the plan but what the Oghen’s electricity network planer has determined, according to engineering considerations, including radiation, the size of the connection according to Polypid’s requirements.

Final update can be done during execution.

Note: Complete main electricity board plan and drain pump board must be completed.

17	Distribution panel B1 Room IT	1~2313B1-מחובר.pdf	10.5.17	28.5.17	Approved in principle	Irrelevant to Oghen after concluding the budget sum.
18	Distribution panel B2 offices	1~2313B2-מחובר.pdf	10.5.17	28.5.17	Approved in principle	Irrelevant to Oghen after concluding the budget sum.
19	Ducts and air conditioning plan	1~2313DC-06-C.pdf	19.6.17	13.7.17	Approved in principle

Does not match the background of 12.7.17.

Comments regarding air conditioning used as background, will be discussed separately.

Radiation protection was mentioned only partially; regarding the main electricity board, it is necessary to complete a report and a specification sheet and to update accordingly.

Final update is possible during execution.

Note: Regarding electricity ducts on the roof, there is no plan for it; it is necessary to do it or to expand the plan with an additional section.

20	Electricity plan	1~2313DE-09-E.pdf	19.6.17	13.7.17	Approved in principle	All comments regarding air conditioning ducts are relevant also here.
21	Lighting plan + …	1~2313DL-08-L.pdf	19.6.17	13.7.17	Approved in principle	As above.
22	Electricity ducts plan western frontage	1~2313DT-02-T pdf	20.6.17	13.7.17	Approved in principle

The new duct width and its position must include also an area for laying the main electricity cables coming from the roof to the rented property according to the conclusions of meeting of 6.7.17; the position will obstruct another window.

All comments regarding air conditioning ducts are relevant also here.

Air conditioning

23	Single line air treatment unit AHU-1	1~69-AC-1-rev1-AHU-1.pdf	24.4.17	13.7.17	Approved in principle	Assuming that air treatment unit position is approved and resolved from the engineering point of view, the interior plan is irrelevant to Oghen.
24	Single line air treatment unit AHU-2	1~69-AC-1-rev1-AHU-2.pdf	24.4.17	13.7.17	Approved in principle	As above.
25	Single line air treatment unit AHU-3	1~69-AC-1-rev1-AHU-3.pdf	24.4.17	13.7.17	Approved in principle	As above.
26	Air conditioning unit Equipment installation and ducts routing PD-0036	1~69-AC-2-rev2-AO.pdf	14.6.17	13.7.17	Approved in principle

Does not match the background of drawing of 12.7.17.

We had approved on 6.7.17 a split-unit air conditioner for the communication room in the offices area — it was not included in the plan yet.

Assuming that the air treatment unit position is approved and resolved from the engineering point of view, the interior plan is irrelevant to Oghen. Final update is possible during execution.

All systems exit openings from the floor will be made only in the approved places (see separately) and in windows passages.

The acoustic insulation must be executed according to noise prevention standards.

The offices plan must be connected to Polypid systems as agreed in the meeting of 6.7.17.

Final update is possible during execution.

27	Ceiling air conditioning unit and grills PD-0037	1~69-AC-2-rev2-cleanroom.pdf	14.6.17	Photography of plan given on 6.7.17	Approved in principle

Does not match the background of drawing of 12.7.17.

Repairs must be made according to Doron’s handwritten comments.

The building is not equipped with  public air and smoke exhaust systems of various types and this will be handled by Polypid as agreed in the meeting. The offices plan must be connected to Polypid systems as agreed in the meeting of 6.7.17. The air treatment unit position, which will be different, probably, has been discussed separately. Final update is possible during execution.

28	Roof air conditioning plan	1~69-AC-4-revr-roof.pdf	27.4.17	13.7.17	Approved

Final position will be determined according to the Structural Engineer examination, static calculations, beams position and approval of the allowed weights.

Details of piping and cables laying (water and electricity) in the roof are to be approved by the park so that it will not impair the sealing and its ongoing maintenance. The air emission in the roof must receive approvals that it does not require filtering. There are no air emission details for 2 m. and required direction.

Approvals for acoustics and vibrations are needed. Final update is possible during execution.

Structure

29	Ramp plan for chillers in the building roof	1~pl-bama-2538-K-1.pdf	19.4.17	18.6.17	Approved in principle

Final position and manner of load distribution to be determined according to the Structural Engineer examination, including static calculations, beams position and approval of the allowed weights. There is an approval in principle for concrete and roof sealing works, but according to details to be approved later. Final update is possible during execution.

30	Plan for positioning the autoclave	1~ pl-autoclub-2538-K-2.pdf	6.7.17	13.7.17	Approved in principle

Static calculations must be completed first. No objection in general. It is possible that the works can be simplified after receiving the allowed weights report. Final update is possible during execution.

31	Plan for positioning air treatment unit lines in the floor	1~ pl-yeta-2538-K-3.pdf	19.4.17	18.6.17	Approved in principle

Final position and manner of load distribution to be determined according to the Structural Engineer examination, including  static calculations, beams position and approval of the allowed weights. There is an approval in principle for concrete works, but according to details to be approved later. Final update is possible during execution.

32	Master plan for generator and diesel oil tank positioning	1~ pl-generator-2538-K-4.pdf	19.4.17	18.6.17	Approved in principle

The approval in principle is for positioning the generator and the tank only within the  park development area. The location stated in the plan is not approved and it is necessary to comply with the positions according to the  drawing approved on 12 6.7.17 and in coordination with the park.

Erection details and foundations must be designed once again.

Final update is possible during execution.

Specifications

33	Erecting new plant in Petakh Tikva (architecture)	1~281-POLYPID-ARCHITECTURE_SPEC.pdf	15.5.17	28.5.17	Approved in principle

Irrelevant to Oghen after concluding the budget sum.

All works are under the responsibility of the various Polypid contractors. Additional comments will be made according to the response to the above mentioned plans. The agreement requirements regarding facility files, works, coordination and the rest of the agreement provisions related to Oghen, override contradicting directives, if any, in this specification sheet.

34	Furniture works specifications	1~.מפרט_עבודות_ריהוט_-_פוליפידpdf	22.5.17	28.5.17	Approved in principle	As above.
35	Special technical specification for gas systems, plumbing fire extinguishing	1~מפרט_טכני_מערכות_אינסטלציה_גזים_וכיבוי_אש.pdf	April 17	28.5.17	Approved in principle	As above.
36	Special specifications for electricity and lighting works	1~ מפרט_טכני_חשמל .pdf	May 17	28.5.17	Approved in principle	As above.
37	Air conditioning system technical specifications	1~69-HVAC_spec_and_equipment_data-revolution_1 .pdf	April 17	28.5.17	Approved in principle	As above.

Rented property facility file status “                                “      18 Hasivim Str., Petakh Tikva                  as of    .    .17

Subjects				Status	Comments

a.	Plans

	1.	Architecture	Approved AS MADE designs.
	2.	Electricity	Approved AS MADE designs.
	3.	Sewage and drainage	Approved AS MADE designs.
	4.	Sprinklers	Approved AS MADE designs.
	5.	Air conditioning	Approved AS MADE designs.
	6.	Safety	Fire Department approved AS MADE designs.

b.	Designers approvals / statements

	1.	Safety	Populating approval
	2.	Architecture	Certification that the design was carried out in accordance with the Planning and Building Law
	3.	Electricity	Certification that the design was carried out in accordance with the Electricity Law — 1954 (with the ulterior amendments and updates).
	4.		Certification that the emergency light system was designed in accordance with the Israeli Law
	5.		Certification that the public address system was designed in accordance with the law requirements.
	6.		Certification that the electricity boards were designed in accordance with standard 61439-2.
	7.	Air conditioning	Certification regarding compliance of design with IS 1001.
	8.	Plumbing	Designer approval that the water supply system for fire extinguishing was carried out properly, according to plan.
	9.	Non-ionizing radiation	Radiation consultant approval.
	10.	Accessibility	Accessibility consultant approval.

c.	Laboratory certification and contractor statements

	1.	Fire Department certification	Confirmation of business license issuance, or confirmation of connection to electricity grid, or confirmation regarding fire prevention.
	2.	Integration	Confirmation from an accredited laboratory regarding compliance with standard 536.

3.	Electricity inspector	Confirmation from a qualified electricity inspector regarding examination of facility and its electricity boards and that connection to the electricity grid is allowed.
4.		Photocopy of the qualified inspector license
5.	Sprinklers	Confirmation from an accredited laboratory regarding compliance with IS 1596 of year 2012.
Executing contractor statement that he has carried out the work according to standard.
6.	Fire detection	Confirmation from an accredited laboratory regarding compliance with IS 1220 Part 3.

Executing contractor statement that he has carried out the work according to standard.

Executing contractor statement regarding workers training in use of fire and smoke detection equipment in accordance with IS 1220 Part 11.
7.	Electricity boards	Electricity boards manufacturer statement that the boards were manufactured in accordance with standard 61439-2.
8.	Materials durability	Compliance with standard 755 and / or 921 and / or 931 (according to case).
9.	Air conditioning and ventilation	Confirmation from an accredited laboratory regarding compliance with IS 1001 Part 1.
Executing contractor statement regarding execution of air conditioning works in accordance with the consultant plans.
10.	Fire doors	Confirmation from an accredited laboratory regarding compliance with IS 1212 Part 4 (doors installation).
11.		Confirmation from an accredited laboratory regarding compliance with IS 1212 Part 1 (doors standard).
12.		Doors supplier statement that the doors supplied comply to standard, were supplied and were installed in place.
13.	Smoke blowers	Israel Institute of Standards certification regarding their compliance with IS 1001 Part 7.
Confirmation from air conditioning consultant regarding blower model approved for installation.

Executing contractor statement regarding installation of blowers approved by the Israel Institute of Standards that they comply with standard and that it was done according to the consultant requirements.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

14.	Dampers	Israel Institute of Standards certification regarding their compliance with IS 1001 Part 3.
Confirmation from air conditioning consultant regarding blower model approved for installation.

Executing contractor statement regarding installation of blowers approved by the Israel Institute of Standards that they comply with standard and that it was done according to the consultant requirements.

15.	Fire extinguishing by gas	If there is such a system, it is necessary to obtain certification from an accredited laboratory regarding compliance with IS 1597 or NFPA 2001.
16.	Fire passages	If made, it is necessary to obtain the performing contractor statement regarding materials and sealing works executed and their proper working order.
17.	Fire walls	If made, it is necessary to obtain the executing contractor statement.
Laboratory test for the approved fire wall system regarding 120 minutes resistance (Orbond per 118 minutes — with the consultant’s prior approval)
18.	Public address system	If executed, it is necessary to obtain a qualified technician statement that it is in proper working order and that it is backed-up for operation during electricity outage.
19.	Network characteristics	Only if required.
20.	Fire extinguishing stations	If new stations are installed or there are stations belonging to the rented property, it is necessary to obtain a statement from the company.
The fire extinguishers were checked according to standard 129 and found in working order.
Fire hose rollers were checked according to standard 2206 and found in working order.
Fire hoses were checked according to standard 365 and found in working order.
The spouts were checked according to standard and found in working order.
The fire hydrants were checked according to standard 448 and found in working order.
All equipment is maintained, installed, and marked according to the Fire Department requirements.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

21.	Electrician statement	Statement that the work has been executed in accordance with the Electricity Law — 1954 (including ulterior amendments and updates).
22.		Statement that the emergency lighting system has been installed in accordance with standard and that it supplies 10 Lux.
23.	Non-ionizing radiation	Certification of compliance with radiation requirements if there are electricity boards supplying at least 100 A or in case of …
24.	Delivery protocol	Delivery protocol to renter.
25.	Technical materials and preventive maintenance	Plumbing — Delivery of warranty certificates, equipment details (detailed catalogues), technical description of operation and maintenance in particular.
Electricity - Delivery of warranty certificates, equipment details (detailed catalogues), technical description of operation and maintenance in particular.
Paving / tiling and cladding — List of finishing materials supplied, hues, catalogue numbers, and standard certificates.
Air conditioning - Delivery of warranty certificates, equipment details (detailed catalogues), technical description of operation and maintenance in particular.
Gypsum and ceilings — Certificate for standard for gypsum items, the cement boards, the acoustic ceiling elements.
Sprinklers and hydrants - Delivery of warranty certificates, equip details (detailed catalogues), technical description.
Fire detection - Delivery of warranty certificates, equipment details (detailed catalogues), technical description of operation and maintenance in particular.
26.	False ceilings	Accredited laboratory test for the installation of false ceilings in accordance with IS 5103 Parts 3 and 1.
27.	Contact information	Contact information of all designers working for the project.
28.		Contact information of all contractors, sub-contractors and suppliers taking part in the project.
29.	Workers training	Confirmation from the employer that the workers employed by him are familiar with the operation of the fire extinguisher and the hose roller.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

Legend:

Existent — The document itself exists or there is a similar confirmation serving as equivalent.

Under examination — An equivalent document has been submitted and it was not approved yet by the Fire Department.

Absent — The document is required but it does not exist, and it has to be obtained.

No document - The document is required but it does not exist, and it does not have to be obtained (it is necessary to add an explanation in the comments column).

Irrelevant — The system to be checked does not exist in the rented property.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

Appendix G1

Insurance Appendix

(1)                       Insurance

(1.1)                                Without derogating from the liability of the Lessee in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, prior to the commencement date of the Lessee’s works in the Leased Premises, to the extent that the said works the performed, the Lessee undertakes to take out and maintain, whether by itself and whether by a contractor on its behalf, a contractor insurance in the name of the Lessee, contractors and subcontractors, the Lessor and the Management Company, as stated in the Certificate of Insurance enclosed with this Agreement and constituting an integral part thereof and marked as Appendix B2 (hereinafter: “Certificate of Insurance for the Lessee’s Works”).

Notwithstanding the aforesaid, the Lessee shall be entitled not to take out contractor insurance as aforesaid for works in the Leased Premises whose value is not greater than NIS 250,000, provided that the Lessee furnishes the Lessee’s Certificate of Insurance that states that the insurances includes coverage for the works that are performed in the Leased Premises.

(1.2)                                The Lessee undertakes to furnish to the Leased Premises, no later than the commencement date of the works in the Leased Premises, to the extent that such works are performed, the Certificate of Insurance for the Lessee’s Works signed by its insurer. The Lessee declares that it is aware that furnishing the Certificate of Insurance for the Lessee’s Works as aforesaid is a condition precedent and a prerequisite for the performance of works in the Leased Premises, and the Lessee shall be entitled to prevent from the Lessee to perform works in the Leased Premises in case the said certificate was not furnished prior to the commencement date of the works.

(1.3)                                The liability limits in the third-party liability insurance that is taken out by the Lessee as stated in Section (2) of the Certificate of Insurance for the Lessee’s Works (Appendix E2) is in the amount of USD 1,000 multiplied by the Area of the Leased Premises, a minimum of USD 500 and a maximum of USD 1M per event and cumulatively for the insurance term;

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

the provisions set forth above shall apply subject to the provisions set forth in Section (1.18) hereunder.

(1.4)                                Without derogating from the liability of the Lessee in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, during the term of this Agreement the Lessee undertakes to take out and maintain the insurances specified in the Lessee’s Certificate of Insurance hereby enclosed with this Agreement and constituting an integral part thereof and marked as Appendix E3 (hereinafter: “Lessee’s Certificate of Insurance”) with a legally licensed and reputable insurance company (hereinafter: “Lessee’s Insurances”). It is clarified that the provisions set forth in Section (1.9) hereunder shall apply to this Section.

(1.5)                                No later than the date of opening the Lessee’s business in the Leased Premises, or before the date of entry of any property to the Leased Premises (except for property that is listed in the works insured under Section (1.1) above) — whichever is earlier - the Lessee undertakes to furnish to Lessor the Lessee’s Certificate of Insurance as aforesaid, signed by its insurer. The Lessee declares that it is aware that furnishing and/or updating the Lessee’s Certificate of Insurance is a condition precedent and a prerequisite for opening the business of the Lessee in the Leased Premises and/or for the entry of any property of the Leased Premises (except for property listed in the works that are insured under Section (1.1) above) and the Lessor shall be entitled to prevent from the Lessee to open its business in the Leased Premises and/or bring any property as aforesaid in the event the certificate was not furnished prior to the date specified above.

(1.6)                                The liability limits in a third-party liability insurance taken out by the Lessee as stated in Section (2) of the Lessee’s Certificate of Insurance (Appendix E3) are in the amount of USD 3,500 multiplied by the Area of the Leased Premises, a minimum of USD 250,000 and a maximum of USD 5,000,000 per event and cumulatively for not insurance term; the provisions set forth above shall be subject to the provisions set forth in Section (1.18) hereunder).

(1.7)                                It is agreed that the Lessee may not take out property and/or consequential loss insurance in whole or in part, as stated in Section (1) and (4) of the Lessee’s Certificate of Insurance (Appendix G3) however the said in Section (1.11) hereunder shall apply to damage to property and/or any loss

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

of income as aforesaid as of the insurance in respect whereof was fully arranged.

(1.8)                                It is agreed that the Lessee may not take out glass breakage insurance as required in Section (1) of the Lessee’s Certificate of Insurance (Appendix G3) however the said in Section (1.11) hereunder shall apply with respect to any loss or damage caused by glass breakage as if the insurance in respect whereof was fully arranged.

(1.9)                                If the Lessee deems that it is necessary to take out an additional and/or supplemental insurance in addition to the Lessee’s insurances as stated above, the Lessee undertakes that a clause regarding waiver of the right of subrogation as stated in Section 1 of Appendix G3 shall be incorporated in each additional or supplemental insurance of the Lessee’s insurances as aforesaid, made in favor of the Lessor and the Management Company and anyone acting on their behalf, however the said waiver of the right of subrogation shall not apply in favor of a person who caused malicious damage.

(1.10)                         The Lessee undertakes to update the sums insured in respect of the insurances that are arranged under Sections (1) and (4) of the Lessee’s Certificate of Insurance (Appendix B3) periodically, in such manner that they will always reflect the full value of the subject matter of their insurance.

(1.11)                         The Lessee declares that it shall not raise any claim and/or demand and/or suit against the Lessor, the Management Company and anyone acting on their behalf and against the other right holders in the Project whose lease agreements or any other agreement that grants them rights in the Project includes a corresponding exemption vis-à-vis the Lessee in respect of damage for which the Lessee is entitled to indemnity in respect whereof (or for which it was entitled to indemnity but for the policyholder’s contribution set out in the policy) in accordance with the insurances that are arranged under Section (1) of the Certificate of Insurance for the Lessee’s Works (Appendix G2) and Sections (1) and (4) of the Lessee’s Certificate of Insurance (Appendix G3) and the Lessee hereby exempts the said entities from any liability for which the Lessee is entitled to indemnity as aforesaid, provided that the exemption from liability shall not apply to any person who causes malicious damage.

(1.12)                         For the avoidance of doubt, it is clarified that failure to furnish the Certificate of Insurance on time as stated in Sections (1.2) and (1.5) above

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

shall not affect the undertaking of the Lessee in accordance with this Agreement including, and without derogating from the generality of the aforesaid, any payment duty applicable to the Lessee. The Lessee undertakes to uphold all its undertakings in accordance with the Agreement even if it is denied from performing the works and/or receiving possession in the Leased Premises and/or bringing property to the Leased Premises and/or opening its business in the Leased Premises due to failure to furnish the certificates on time.

(1.13)                         On the expiration date of the Lessee’s insurances the Lessee undertakes to deposit with the Lessor the Certificate of Insurance as stated in Section (1.5) above in respect of the extension of their effect for an additional period. The Lessee undertakes to repeat and deposit the Certificate of Insurance on the said dates upon expiration of each insurance term and as long as this Agreement is in effect.

(1.14)                         The Lessor shall be entitled to inspect the Certificates of Insurance that are furnished by the Lessee as stated in Sections (1.2), (1.5) (1.13) above, and the Lessee undertakes to perform any modification or amendment that is necessary for the purpose of making the Certificates of Insurance compliant with the undertakings of the Lessee as stated in this Section (1). The Lessee declares that the right of inspection of the Lessor with respect to the Certificates of Insurance and its right to instruct the amendment of the Lessee’s insurances as stated above shall not impose on the Lessor or anyone acting on its behalf any obligation and any liability in connection with the Certificates of Insurance as aforesaid including their standard, scope and effect or lack thereof, and shall not derogate from any liability imposed on the Lessee in accordance with this Agreement.

The Lessee undertakes to fulfill the conditions set forth in the insurance policies the Lessee takes out, make full and timely payment of the insurance premiums and assure that the Lessee’s insurances are extended periodically as may be required and are in effect during the entire Term of Lease.

(1.15)                         The Lessee undertakes to observe the safety procedures that are published periodically by the Lessor and/or the Management Company and undertakes not to use and/or permit knowingly any act or omission in the Leased Premises and/or the Project that might cause an explosion and/or a fire and/or that might risk human lives or the Project. The Lessee undertakes that if the Lessor and/or the Management Company are obligated to pay

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

additional insurance premiums beyond customary due to the activities of the Lessee that deviate materially from the Purpose of Lease, the Lessee shall pay to the Lessor and/or the Management Company, as the case may be, the said addition, immediately upon receiving their first demand.

(1.16)                         For the avoidance of doubt, it is hereby agreed that setting the liability limits as stated in Sections (1.3) and (1.6) above is a minimal requirement imposed on the Lessee. The Lessee declares and affirms that it shall be precluded from raising any claim and/or demand against the Lessor and/or the Management Company and/or anyone acting on their behalf regarding the minimal liability limits as aforesaid.

(1.17)                         The Lessor undertakes to take out and maintain, whether by itself and whether by the Management Company, and during the Term of Agreement, the insurances specified in this Section hereunder (hereinafter: “Project Insurances”) with a legally licensed and reputable insurance company:

(1.17.1)               Dwelling insurance for the Project (including the Leased Premises) including all fixtures and systems thereof and any other property of the Lessor and/or the Management Company located in the Project and ground floor thereof in full replacement value, against loss or damage due to the customary risks in extended fire insurance. the said insurance shall include a clause regarding waiver of the right of subrogation vis-à-vis the Lessee and anyone acting on its behalf, provided that the said regarding waiver of the right of subrogation shall not apply in favor of a person who caused malicious damage. It is agreed expressly that for the purpose of this Section the term “Project Structure” shall not include the contents of the lease premises and shall not include any addition, improvement or extension implemented in the Leased Premises by and/or for the Lessees (not by the Lessor and/or the Management Company).

(1.17.2)               Third-party liability insurance providing insurance coverage for the statutory liability of the Lessor and the Management Company for injury or damage to the body and/or property of any person and/or entity, in a liability limit of $5,000,000 (five million U.S. dollars) per event and cumulatively for the insurance term. The insurance will be extended to indemnify the Lessee for its liability for the acts and/or omissions of the Lessor and/or the Management Company and/or anyone acting on their behalf subject to cross-

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

liability clause stipulating that the insurance shall be deemed to have been arranged separately for each of the members of the insured.

(1.17.3)               Employers’ liability insurance providing insurance coverage for the liability of the Lessor and the Management Company towards their workers for injury caused in the course of and following their employment by the Lessor and/or the Management Company and/or anyone acting on their behalf in a liability limit of $5,000,000 per claimant, per event and cumulatively during the insurance term. The insurance is extended to indemnify the Lessee in case the Lessee is considered the employer of any of the workers of the Lessor and/or the Management Company.

(1.17.4)               Loss of Rent, Management Fees and parking fees insurance (to the extent that there are any) due to damage caused to the structure of the Project and/or the insured property as stated in Section 1.19.1 above, due to the risks detailed in Section 1.19.1 above, for an indemnity period of 12 months. The said insurance shall include an express clause regarding waiver of the right of subrogation towards the Lessee and anyone acting on its behalf provided that the said regarding waiver of the right of subrogation shall not apply in favor of a person who caused malicious damage.

Notwithstanding the aforesaid, it is hereby agreed that the Lessor and/or the Management Company shall be entitled not to take out the insurance specified in this sub-section 1.19.4 above, in whole or in part, provided that the said exemption as stated in Section 1.20 hereunder shall apply as if the insurance was fully arranged.

It is hereby agreed expressly that the arrangement of the insurances specified above shall not add to the liability of the Lessor and/or the Management Company beyond the provisions set forth in the Lease Agreement and/or the Management Agreement and/or derogate from the liability of the Lessee in accordance with the said agreement (except for the provisions set forth in Section 1.20 hereunder).

(1.18)                         The Lessor declares, in its name and in the name of the Management Company, that they shall raise no claims and/or demands and/or suits against the Lessee and anyone acting on its behalf in respect of damage for which they are entitled to indemnity (or for which they were entitled to indemnity but for the policyholder’s contribution set out in the policy) in accordance with the insurances they take out as stated in Sections (1.19.1)

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

and (1.19.4) above, and they hereby exempt the Lessee and anyone acting on its behalf from any liability for such damage as aforesaid. The provisions set forth above regarding exemption from liability shall not apply to any person who causes malicious damage.

Notwithstanding the aforesaid, in case an insured event that is insured under Sections 1.17.1 and 1.17.2 was caused in circumstances for which the Lessee is held liable in accordance with this Agreement and/or in accordance with the provisions set forth in any law, the Lessee shall incur the amount of the damage that was caused up to the amount of the deductible amounts in accordance with the said policies, provided that the said sum for each insured event shall not be greater than NIS 75,000.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: PolyPid Ltd.]
The Lessor	The Lessee

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

Appendix G2

Certificate of Insurance for the Lessee’s Works

Date: 18.7.2017

To

Ogen Yielding Real Estate Ltd. (hereinafter: “the Lessor”)

3 Har Sinai St.

Tel Aviv

Dear Sir/Madam,

Re:                            Certificate of Insurance regarding an agreement dated               (hereinafter: “the Agreement”) between you and PolyPid Ltd. (hereinafter: “the Lessee”) for the lease of property in Ogen Park in Petah Tikva (hereinafter respectively: “the Leased Premises” and “the Project”)

We hereby respectfully confirm that as of 16.7.2017 and until 31.7.2018 (hereinafter: “Insurance Term”) our company took out contractor insurance in the name of the Lessee, contractors and subcontractors, the Lessor and the Management Company, providing insurance coverage for the works that are implemented by the Lessee and/or anyone acting on its behalf as stated hereunder, when the scope of coverage granted under the said insurance is in accordance with the “Bit” insurance policy 2016 as stated in Policy No. 762336832

1.                            Chapter 1 — all-risk insurance providing insurance coverage for loss or damage caused to the Lessee’s works in full value and loss or damage caused to the equipment used for the purpose of performing the said works (and that constitutes an integral part of the works). This chapter includes a clause regarding waiver of the right of subrogation vis-à-vis the Lessor and/or the Management Company and anyone acting on their behalf and towards the other right holders in the Project on the condition that the insurance of the other right holders in the  project including a corresponding clause regarding waiver of the right of subrogation towards the Lessee, provided that the said regarding waiver of the right of subrogation shall not apply to any person who causes malicious damage.

The chapter includes an extension regarding property being worked upon and/or surrounding property in a liability limit of NIS 200,000.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

2.                            Chapter 2 — third-party liability insurance in a liability limit as stated hereunder. The said chapter includes a cross-liability clause stipulating that the insurance shall be deemed to have been arranged separately for each of the members of the insured. The liability limit is in the amount of NIS 10,000,000 per event and cumulatively for the Insurance Term.

The said chapter shall not include any limitation regarding the following issues:

A.                          Claims of subrogation by the National Insurance Institute.

B.                          Bodily harm deriving from the use of heavy equipment that is a motorized vehicle whose compulsory insurance is not mandatory up to the amount of NIS 4,000,000.

3.                            Chapter 3 — employers’ liability insurance for the liability towards workers employed in the performance of the works and in a liability limit of NIS 20,000,000 per claimant, per event and cumulatively for an annual insurance term. This insurance does not include any limitation regarding works in height and in depth, hours of work, baits and poisons, contractors, subcontractors and their workers and youth employment.

The insurance specified above includes an express condition stipulating that it is a primary insurance and precedes any insurance that was taken out by the Lessor and/or the Management Company and we waive any claim and/or demand regarding participation of the insurances of the Lessor and/or the Management Company. In addition, we undertake that the said insurance shall not be diminished or terminated during the insurance term unless the Lessor receives a 30 days’ prior and written notice in registered mail. We further confirm that the Lessee shall be solely responsible for payment of the insurance premiums and the deductible amounts for the insurance as stated above.

Subject to the terms and exclusions specified in the original policies to the extent that they were not expressly modified in accordance with the provisions set forth hereinabove.

signed	[Clal Insurance Co. Ltd.]	[Signed]
(Signature of Insurer) (Position of Signatory)	(Signature of Insurer)	(Name of Signatory)

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

[Stamp: the insurance policies including the liability limits specified in this Certificate apply to all the activities of the entities detailed in the policies including, inter alia, the activity subject matter of the Certificate. The Certificate is issued subject to the terms set forth in the Policy to the extent that these were not modified therein]

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

Appendix H

Undertaking of the operating contractor on behalf of the Lessee

1.                            The Contractor hereby declares that it is familiar and it is aware of all the provisions set forth in the law and/or any regulation and/or standard and/or bylaw that were legislated by any competent authority by law and that relate to and/or are related to the performance of the work, including safety at work and in the work site, and it hereby undertakes to perform the work in strict and full compliance with these provisions.

2.                            The Contractor hereby declares that he visited in the site shortly before commencement of the works and inspected the site and the conditions therein and all details that are or that might be relevant to the performance of the work and found them fit for the purpose of performing the work.

3.                            The Contractor hereby declares that it is familiar with the methods and manners of performance of the work.

4.                            The Contractor declares that it is aware that different lessees occupy and/or will occupy the Building and the Project and it undertakes to perform all the works while causing minimal disturbance as possible to the activities of the Lessees in the Project and while preventing noise, waste and dust nuisance and the like. In addition, the Contractor undertakes to perform the works that cause excess noise only from 17:00 and until 08:00 on Sun. — Thurs. and on Friday until 13:00 and subject to the provisions set forth in any law.

5.                            The Contractor undertakes to perform the works in compliance with the principal plans that were delivered to the Contractor by the Lessee (and that were approved by the Lessor and subject to deviations therein) and in accordance with the provisions set forth in any law (including any standard).

6.                            The Contractor shall take out for itself, its workers and any third-party insurance against all the risks associated with the said undertakings and during the entire period of performance of the work for the sums insured as stated in the Insurance Appendix enclosed with the Agreement made between the Contractor and the Lessee.

7.                            Cleaning

The Contractor shall be responsible solely for the cleaning in the area of the works and the nearby area during the entire period of the work. The Contractor shall clean and remove the waste and materials from the site to an authorized site. In case the

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

Contractor fails to act in the said manner after receiving a 3 days’ prior notice, the Lessor shall be entitled to dispose the waste and demand the disposal costs.

Guarding

The Contractor shall be responsible for all the equipment and materials belonging to the Contractor in the site. The Management Company of the Building shall protect the site however shall not be held liable for theft, damages etc. that might be caused to the Contractor’s equipment and materials.

8.                            The Contractor shall sign a safety at work appendix as instructed to it by the Lessee upon its entry to the site.

9.                            The Contractor may not dig, excavate, chisel, drill or perform any work in the columns of the Building without obtaining the prior, express and written approval of the Lessee on behalf of the Lessor.

And in witness hereof the Contractor is hereby undersigned:

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]

[Signature and Stamp: Nir Tal]

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

**פוליפיד בע"מ**
**המגשימים 20, פתח תקווה**
ח.פ. 514105923

תאריך 29.7.17

IBAN IL56 0108 6400 0002 6380 027

בכל פניה הקשורה בהמחאה המצ"ב נא להזכיר את מספרה

נא לאשר / לשלוח קבלה

בגית ההמחאה או הסכמה תחשב כאישור לקבלת תמורה בהתאם לפרטים הנ"ל.

**5003609**

לכבוד [illegible]

א.נ.,
נא לקבל במצורף המחאה המשוכה על
**בנק לאומי לישראל בע"מ** לפי הפרטים דלקמן:

| | | פרטים | סכום שקל חדש | אג' |
|---|---|---|---|---|
| | | [illegible] | 166,795 | |
| | | | | |
| | | | | |
| | | | | |
| | | | | |
| | | סה"כ | | |

להנהלת החשבונות

| | |
|---|---|
| חובת חשבון | |
| זכות חשבון | |
| ערך | אישור |

הנני מאשר קבלת ההמחאה

בכבוד רב,

חתימת המקבל

תאריך

---

**פוליפיד בע"מ**
**המגשימים 20, פתח תקווה**
ח.פ. 514105923

leumi

למוטב בלבד

סניף עסקים הרצליה, 864
הרצליה גלגלי הפלדה 11, 09-9716444
5003609 10 86411 6426380027

שלמו ל PAY TO [illegible]

[illegible] N.I.S. ש"ח 166,795

03.12.13-4

חתימה SIGNATURE

תאריך DATE 30.8.17

בשיק זה אין לבצע שינוי לאחר שנכתב, למעט שינוי תאריך או סכום.

5003609 10 86411 6426380027

Cheque No. מס' שיק Bank בנק Branch סניף Account No. מס חשבון

בנק לאומי לישראל בע"מ

עותק [illegible] בע"מ

1,k

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

נספח ד'

+24.14
+23.04
POLYPID
OPTIMIZED THERAPEUTICS
DORON דורון
UPC
Architects Ltd.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

Appendix K

The cable will pass from the main power room in the ground floor through the southern pier to the roof of the Building.

From this point the cable will continue through the eastern façade up to the northern façade and from there along the northern façade and to the western façade.

The cable will then descend from the roof to the first floor on the western façade in a location that will be coordinated and will enter Leased Premises through the window.

The cable will end by the area of the main distribution board in the Leased Premises with an additional cable length, to the extent required by PolyPid, for the purpose of its independent connection to the distribution board.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

Appendix L

Application for authorization to debit account

Date:

To

Bank

Branch               (        )

(“The Bank”)

Bank account number	Account type	Branch	Bank

Name of in the (the Beneficiary) Ogen Yielding Real Estate Ltd.

☐General authorization, without limitations	In case the beneficiary transfers sums charged that fail to meet the limitations set out by the client, the Bank shall return the said sums, with all ensuing consequences.
Or —

•                  An authorization that includes one of the following limitations as a minimum:

☐            Limitation of debit amount — NIS

☐            Authorization expiration date — on           /         /

For your information: failure to check one of the alternatives above shall mean that you selected a general authorization that does not include any limitations.

1.                            We, the undersigned,                  ID. No./Company No.              (“the Clients”) (fill in the name of the account holders as stated in the books of the Bank)

Hereby request to give an authorization to debit our account whose details are as stated above (hereinafter: “the Account”) for the sums and on the dates as instructed to you periodically by the Beneficiary by the institution code, subject to the limitations indicated above (to the extent that there are any).

2.                            In addition, the following provisions shall apply:

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]

A.                          We will receive from the Beneficiary the details that are necessary for the purpose of granting the application for an authorization to debit the Account.

B.                          This authorization may be canceled by delivery of written notice from us to the Bank that will take effect in one business day after the delivery of the notice to the Bank, and may be canceled in accordance with the provisions set forth in any law.

C.                          We shall be entitled to cancel a certain amount debited provided that we deliver a notice in connection therewith to the Bank no later than 3 business days after the debit date. To the extent that the cancellation notice was delivered after the debit date, the credit shall be performed according to the value of the date of the cancellation notice.

D.                          We shall be entitled to demand from the Bank, by delivery of written notice, to cancel a debit, if the debit does not comply with the expiration date that was set in the Authorization or the sums that were set in the Authorization, if any.

E.                           The Bank shall not be held liable regarding the transaction we perform with the Beneficiary.

F.                            The Bank shall not be held liable for the any transaction we perform with the Beneficiary.

G.                          Should you consent to our request, the Bank will act in accordance with the provisions set forth in this Authorization subject to the provisions set forth in any law and agreement made between us and the Bank.

H.                         The Bank shall be entitled to exclude us from the arrangement set out in this Authorization if it has a reasonable reason to act in the said manner, and shall notify about this action immediately after making the decision and shall provide the reasons for this decision.

3.                            We agree that the Beneficiary will deliver this Application to the Bank.

Signature of clients

For your information: You may submit the Application for an Authorization to Debit the Account also in the internet website of the Bank, without arriving to the branch.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Initial Signatures]